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                                                                   Exhibit 10.11

                         PROGRAM ADMINISTRATOR AGREEMENT

This Program Administrator Agreement ("Agreement") is effective as of September 15, 2005 (the "Effective Date") between Professional Government Underwriters, the ("Program Administrator") and Darwin Professional Underwriters Inc. ("the Company"). The parties hereto hereby agree as follows:

                                       I.

                    APPOINTMENT AND ACCEPTANCE OF APPOINTMENT

APPOINTMENT AND ACCEPTANCE OF APPOINTMENT. Subject to applicable laws and regulations and the terms and conditions of the Agreement, including any attached Appendix or Addendum, the Company hereby appoints the Program Administrator and the Program Administrator accepts such appointment as the Company's producer for the classes of business, lines of business, types of risks or kinds of business set forth in APPENDIX A of this Agreement (the "Covered Business"), hereafter referred to as the "Government Entities Professional Liability Program".

TERRITORY. The authority of the Program Administrator shall only apply to exposures or risks located in the territory defined and stated in APPENDIX A.

INDEPENDENT CONTRACTOR. By accepting this appointment, the Program Administrator is not and shall not be deemed to be the Company's employee, but shall remain an independent contractor. Nothing in the Agreement shall be interpreted as creating a relationship of employer/employee, joint venture or association between the Company and the Program Administrator. The Program Administrator shall not represent that the Program Administrator is an employee of the Company, nor shall the Program Administrator in any manner hold the Program Administrator out to bean employee of the Company.

INDEPENDENT JUDGMENT. The Program Administrator shall be free to exercise independent judgment as to the time, place and manner of soliciting insurance and providing services to policyholders; however, the Program Administrator shall perform the Program Administrator's duties and obligations at all times in accordance with the terms and conditions of this Agreement.

                                       II.

                                   EXCLUSIVITY

By October 1, 2005, the Company will have the right of first refusal on all Covered Business produced by the Program Administrator. Program Administrator will not submit Covered Business to any other insurer unless the Company declines the account. If the Company provides a quote, Program Administrator and the Company will write the Covered Business together. Provided, however, that for accounts located in PA, GA or ME, with effective dates between the date of this Agreement and April 1, 2006, Program Administrator may place the account with a market other than the Company, if the

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account will be lost without admitted paper and the Company cannot offer admitted paper.

Subject to the above, Program Administrator will be the Company's exclusive, stand-alone, producer for the Government Entities Professional Liability Program in the territory defined in APPENDIX A.

                                      III.

                       AUTHORITY OF PROGRAM ADMINISTRATOR

SOLICIT, ACCEPT PROPOSALS OR APPLICATIONS. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Program Administrator authority and the Program Administrator hereby accepts the authority to solicit and receive proposals and applications for insurance for risks in the territory defined and stated in APPENDIX A.

BINDING AUTHORITY. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Program Administrator authority and Program Administrator hereby accepts the authority to bind certain kinds of business set forth in APPENDIX A,

UNDERWRITING. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Program Administrator authority and the Program Administrator hereby accepts the authority to underwrite the kinds of business set forth in APPENDIX A in accordance with the Company's authority and underwriting guidelines.

POLICY AND CERTIFICATE ISSUANCE AND DELIVERY. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Program Administrator authority and Program Administrator hereby accepts the authority to issue and deliver certain policies of insurance and certificates of insurance for Covered Business.

ADMINISTRATION. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Program Administrator and Program Administrator accepts the authority to administer, including rating, the Covered Business.

COLLECTION AND REMITTANCE OF PREMIUM. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Program Administrator and the Program Administrator hereby accepts the authority to collect, receive, account for and timely remit to the Company premium and other applicable charges for the Covered Business.

CANCELLATION, RENEW, RENEW WITH ALTERED TERMS AND NON-RENEWAL. Subject to the terms and conditions of this Agreement and applicable law, the Company hereby grants to the Program Administrator and the Program Administrator hereby accepts the authority to cancel, renew, renew with altered terms and non-renew insurance policies for the Covered Business.


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APPLICABILITY OF AUTHORITY. The authority granted by the Company and the acceptance by the Program Administrator as stated in this section is limited and applicable only to the Covered Business.

MAXIMUM POLICY LIMITS OF LIABILITY OR AMOUNTS OF INSURANCE AND OTHER TERMS AND CONDITIONS. The Program Administrator shall neither issue any policy nor bind any insurance on behalf of the Company, nor extend or increase the Company's liability on any existing policy or binder with regard to limits of liability or amounts of insurance in excess of the maximum limits of liability or amounts of insurance Stated or referenced in excess of the maximum limits or amounts of insurance Stated or referenced in APPENDIX A, nor issue any policy or endorsement, or bind or modify any insurance in a manner inconsistent with APPENDIX A.

                                       IV.

              ADMINISTRATIVE SERVICES OF THE PROGRAM ADMINISTRATOR

The Program Administrator shall perform the following administrative services on behalf of the Company:

UNDERWRITING GUIDELINES. Assist the Company in developing Underwriting Guidelines and modifications thereof for the Covered Business, pursuant to APPENDIX A, to be approved by the Company in writing prior to use. The Company is required to provide a minimum of ten (10) days written notice to the Program Administrator prior to implementing a change in the underwriting guidelines or base rate pricing. Provided that any change in underwriting guidelines will not apply to accounts which have already been quoted unless mutually agreed by the Company and Program Administrator.

ISSUE QUOTES, PROCESS APPLICATIONS, ISSUE BINDERS. Process applications for insurance. Issue quotes to applicants for insurance. Issue binders for insurance, subject to a fully completed and signed application, all in accordance with APPENDIX A.

PREMIUM AND REMITTANCE. Subject to Section VII PREMIUMS, and APPENDIX A, collect, receive and account and timely remit premiums to the Company and other charges including, but not limited to, all applicable fees, surcharges, and taxes imposed by any federal, state or municipal authorities.

SURPLUS LINES TAX AND FEES. Collect remit and report surplus lines taxes and fees in accordance with all requirements of state law.

RATE AND QUOTE POLICIES OF INSURANCE; POLICY INFORMATION SERVICES. Rate and quote policies of insurance and certificates of insurance consistent with the Company's rate, rule and form filings promulgated, made or adopted in writing by the Company, the authority granted herein, and the guidelines referenced in APPENDIX A, as well as to provide policy information services for insureds.

CERTIFICATE AND POLICY ISSUANCE. Issue and deliver certificates of insurance and policies of insurance consistent with the applicable state laws and regulations, and the Company's


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rate, rule and form filings made, adopted, or prescribed in writing by the
Company, and in accordance with the terms and conditions of this Agreement and the authority granted herein. The Program Administrator will only use policies, endorsements and all other forms approved by the Company in connection with its duties hereunder. The Company will provide Program Administrator with a reserved block of policy numbers for policy issuance.

MARKETING INFORMATION. All marketing information provided by the Program Administrator shall remain the property of the Program Administrator.

RECORD KEEPING. The Program Administrator shall keep accurate records of all policies, endorsements and renewals issued by the Program Administrator on the Company's behalf and keep accurate records of all premiums collected or due and owing thereon. All such records shall be open to examination by the Company any time during normal business hours, subject to written request by the Company to make such records available within five (5) business days.

REGULATORY COOPERATION. The Program Administrator will immediately notify the Company of any investigation or inquiry from any insurance or other governmental body and will cooperate with the Company in connection therewith.

                                       V.

                                LOSS INFORMATION

LOSS INFORMATION PROVIDED. For all business under this Agreement, the Company will provide the Program Administrator with loss information in a mutually acceptable electronic format no less frequently than quarterly which shall include the following information to date: written premium, earned premium, indemnity payments, expense payments, outstanding reserves, total losses, loss ratio, total claims, open claims, type of claim, claimant name, and policy count. The loss information on all insurance written under this Agreement shall be provided to the Program Administrator during the term of the Agreement and for a period of three (3) years from the termination of this Agreement. Provided that if such termination was either (a) by the Company under Section XI Termination, paragraph B or (b) by the Program Administrator under Section Xl Termination, paragraph B, without complying with the obligation to offer the Company the opportunity to match the terms as required by Section XI (hereinafter each referred to as an "Exception Termination"), the Company shall have no obligation to provide loss information after the effective date of termination of this agreement. Except as set forth in the preceding sentence, modification to the loss information provided, or the frequency of reports, will be made upon agreement of the Company and the Program Administrator.

OWNERSHIP OF INFORMATION. The results of any insurance written under this Agreement, loss and pricing data, surveys, loss control information, and other related data provided to the Program Administrator are the property of the Company, but may be used by the Program Administrator unless this Agreement has been the subject of an Exception Termination.


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                                       VI.

                                   COMMISSIONS

COMMISSIONS EARNED. Commissions are earned in accordance with Appendix B and may not be changed Without the mutual written consent of both parties.

                                      VII.

                                    PREMIUMS

COLLECTION AND REMITTANCE OF PREMIUM. The Program Administrator shall collect all premiums and other charges due from insureds or other parties, whether the policy is written directly by the Program Administrator or through the Program Administrator's sub-agents, sub-brokers or subproducers.

PREMIUMS REQUIRED TO BE DEPOSITED INTO A PREMIUM TRUST FUND ACCOUNT. The Program Administrator shall hold all premiums and return premiums received by the Program Administrator on behalf of the Company in a fiduciary capacity as trustee for the Company in a premium trust account. The premium trust fund account shall be maintained in accordance with applicable state law. The Program Administrator will promptly keep the Company advised of any change in the bank where funds are so deposited and will require that the Company be furnished with such information as the Company may require from time to time, including but not limited to, the amount on deposit for the Company in any such account at any time, a list of checks drawn on any account containing the names of the payee and the amounts and any other information requested by the Company relating to the Company's premium monies.

NO COMMINGLING OF PREMIUM MONIES. The Program Administrator shall not commingle any premium monies collected pursuant to this Agreement with the Program Administrator's operating funds.

AUTHORIZED SIGNATURE. The Program Administrator irrevocably authorizes the Company, at any time, to require the bank to provide to the Company a duplicate bank statements) and/or photocopies of all checks cleared from the premium trust fund account.

INVESTMENT ACCOUNTS AND RIGHTS TO INTEREST ON FIDUCIARY PREMIUM TRUST FUND ACCOUNT. Funds on deposit with the premium trust fund account required by this Agreement may be invested subject to the requirements of applicable state law and regulations in the following types of accounts and/or instruments and no other: demand accounts, time accounts, commercial paper rated A1 or better by Standard and Poors and certificates of deposit with a maturity of not more than one year. Subject to the requirements of applicable state law and regulations, the Program Administrator may retain any interest or income earned from such investments.

WITHDRAWAL OF FUNDS FROM FIDUCIARY PREMIUM TRUST FUND ACCOUNT. The Program Administrator may withdraw sums from the premium trust fund account only for


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payments due to the Company or commissions due to the Program Administrator or for return premiums due to policyholders of tile Company. The privilege of deducting commissions from premium monies received by the Program Administrator shall not be construed as an alteration of the fiduciary capacity.

Withdrawals from bank accounts and the premium trust fund account must be in accordance with the laws of the applicable various states and this Agreement. The net amounts due to the Company shall be forwarded to the Company, as described in this Agreement.

PREMIUM DUE DATES. Premium on each binder, policy, installment or transaction is due and shall be received not later than forty-five (45) days after the end of the month in which the binder, policy, installment or transaction was effective. Additional premiums developed by adjustments or audits are due within forty-five
(45) days of the date of the preparation of the billing by the Company or the Program Administrator. The Program Administrator shall remit all premiums and other monies in accordance with the terms of this Agreement even if a binder, policy, contract, endorsement, or other document has not been issued by the payment due date.

STATISTICAL INFORMATION REPORTS. The Program Administrator agrees to provide the Company with all pertinent statistical information as requested by the Company in the time periods and form required by the Company.

ACCOUNTING OR PAYMENT DELINQUENCY. If the Program Administrator is delinquent in either accounting for or payment of monies due to the Company and fails to cure such delinquency within seven (7) business days, then the Company may, by written notice to the Program Administrator, suspend or modify any of the provisions of this Agreement.

OFFSET OF BALANCE. The Company may offset any balance or balances due from the Program Administrator under this Agreement with any balance the Company holds due the Program Administrator.

NO WAIVER OF FIDUCIARY RELATIONSHIP. Nothing done by the Company with respect to maintaining a depositor/creditor account with the Program Administrator, or the Company booking, or the rendering of such accounts from time to time between the Company and the Program Administrator, or the failure of the Company to enforce prompt remittance, or any changes to compensation rates, or any compromise or settlement, or any other actions of the Company, shall modify or waive the fiduciary relationship as to the premium collected by the Program Administrator.

                                      VIII.

          COMPANY INSTRUCTIONS, UNDERWRITING GUIDELINES, RULES, MANUALS

COMPLIANCE WITH COMPANY INSTRUCTIONS. The Program Administrator shall timely comply with and be bound by all of the underwriting guidelines, rules, bulletins, manuals or other written instructions issued by the Company now in force or as they hereafter may


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be amended or supplemented, and all applicable laws and regulations of the appropriate jurisdiction, including maintenance of proper licenses for itself or subproducers necessary to produce business, countersignature requirements, and surplus lines procedures.

                                       IX.

                       ADVERTISING AND MARKETING MATERIALS

DEVELOPMENT OF MARKETING MATERIALS. The Program Administrator shall be responsible for the development and printing of, at its own cost, all materials needed to solicit and facilitate the sale of the Covered Business.

MARKETING MATERIALS AND USE OF INTELLECTUAL PROPERTY. The Program Administrator shall not use the Company's marketing materials, or use the Company's logo, trademark trade name, name or the name of any of its affiliates or member companies, or associated companies without the consent of the Company thereto in writing. Such consent shall not be unreasonably withheld.

MARKETING MATERIALS. The Program Administrator shall submit to the Company all proposed advertising, brochures, sales promotions and other solicitation materials for new and renewal business which are subject to this Agreement for the Company's review and written approval prior to dissemination. The Company will attempt to review all promotion copy within ten (10) working days of the receipt of such copy. Such approval shall not unreasonably be withheld. Company approved promotion material may be used by the Program Administrator for subsequent promotions without further Company approval, if the subsequent promotion takes place within 1 year of the original promotion, and the Company has not notified the Program Administrator that the approval has been withdrawn.

ADVERTISING AND MARKETING MATERIALS EXPENSE. Approval by the Company of advertising or marketing materials shall not in any event be construed as charging or binding the Company to bear any part of the cost or expenses thereof.

                                       X.

                                    EXPENSES

EXPENSES INCURRED BY PROGRAM ADMINISTRATOR. The Program Administrator is responsible for all expenses in connection with the solicitation of insurance or performance of any duties or obligations of the Program Administrator, all countersignature fees and commissions, all commissions to sub-producers and any other expenses of the Program Administrator, such as rent, office upkeep, postage, city license fees, systems, salaries, promotional and advertising expenses, traveling expenses, and all other program administrative expenses of whatever nature or kind unless otherwise agreed to in writing by the Company.


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                                       XI.

                           INDEMNIFICATION; INSURANCE

PROGRAM ADMINISTRATOR INDEMNIFICATION. The Program Administrator agrees to indemnify and save the Company, Capitol Specialty Insurance Company, Capitol Indemnity Company, Platte River insurance Company, Darwin Select Insurance Company and Darwin National Assurance Company, and their respective officers, directors, and employees, harmless from any damage and against any liability for loss, costs, expenses, fines, penalties, including punitive or exemplary damages, and all cost of defense: (1) resulting from any negligent or intentional act, error, or omission by the Program Administrator and its officers, directors, employees, and its wholly-owned producers, related to or which arise out of the business covered by this Agreement, or (2) resulting from any obligation, act or transaction created or performed by the Program Administrator in violation of, in excess of, or in contravention of the power and authority of the Program Administrator set forth in this Agreement, except to the extent such acts or omissions in (1) or (2) above were contributed to or compounded by the Company, Capitol Specialty Insurance Company or Platte River Insurance Company.

COMPANY INDEMNIFICATION. The Company agrees to indemnify and save the Program Administrator and its officers, directors, employees, harmless from any damage and against any liability for loss, cost, expenses, fines, penalties, including punitive or exemplary damages, and all costs of the defense: (1) resulting from any negligent or intentional act, error, or omission by the Company and its officers, directors and employees, related to or which arise out of the business covered by this Agreement, or (2) resulting from any obligation, act, or transaction created or performed by the Company in violation of, in excess of, or in contravention of the power and authority of the company set forth in this Agreement or (3) resulting from ally act, error, or omission, whether intentional or unintentional, by the Company and its officers, directors, agents, and employees, related to or which arise out of the handling of any claims by the Company, except to the extent such acts or omissions in (1), (2) or (3) above were contributed to or compounded by the Program Administrator.

ERRORS AND OMISSIONS & FIDELITY BOND.

A. The Program Administrator warrants that it shall maintain during the term of this Agreement and until such time as its duties and obligations under this Agreement are fully and completely performed, Errors and Omission Liability Insurance (E&O Coverage) in an amount not less than $5,000,000 for any one event or occurrence and in the aggregate. The Program Administrator further warrants that it will give the Company written notice of any change, cancellation, or other termination of the Program Administrator's E&O Coverage as soon as it is aware of such change, cancellation, or other termination of the Program Administrator's E&O Coverage. A certificate of insurance will be provided to the Company by the Program Administrator before the effective date of this Agreement.


                                        8

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B.   The Program Administrator warrants that it shall maintain during the term of this Agreement and until such time as its duties and obligations under this Agreement are fully and completely performed, a fidelity bond covering all of the Program Administrator's operations and employees servicing the business written pursuant to this Agreement in an amount no less than $2,000,000) and on a form reasonably satisfactory to the Company. The Program Administrator further warrants that it will give the Company written notice of any change, cancellation, or other termination of the fidelity bond as soon as it is aware of such change, cancellation or other termination of the fidelity bond.

                                      XII.

                                   TERMINATION

A. This Agreement may be terminated at any time by mutual written agreement of the Program Administrator and the Company.

B. Either party shall have the right to terminate this Agreement by written notice to the other party specifying the effective date of such termination, which shall be not less than 180 days thereafter. Provided, however, that in the event that the Company maintains access for the Program Administrator to writing companies whose paper is rated "A-" or better by A.M. Best, and has complied with the obligations of this Agreement, the Program Administrator will not terminate the Agreement and enter into a similar agreement with another entity substantially covering the business formerly covered by the Agreement without offering the Company the opportunity to match within thirty (30) business days of notice of terms by the Program Administrator to the Company of the financial and profit sharing terms proposed in the agreement with the other entity. The failure of the Company to offer to match the proposed terms shall be deemed a decision by the Company to terminate this Agreement on the date first proposed for termination by the Program Administrator, and in such case the effective date of termination will be 90 days thereafter. This Agreement shall terminate automatically upon the insolvency of, or fraud, willful misconduct, or misappropriation of any of the Company's funds by, the Program Administrator.

C. Except as provided in SECTION VI (ACCOUNTING OR PAYMENT DELINQUENCY) or PARAGRAPH B above, in the event either party believes the other party or any person for whom they may be responsible, has breached, non-performed, or violated any provision, term or condition of this Agreement, the aggrieved party shall provide by written notice to the defaulting party specifying the alleged breach, non-performance, or violation committed. From the date such notice was received, the aggrieved party shall permit the defaulting party (1) to rectify such breach, non-performance, or violation within ten (10) business clays after receipt of such written notice or, (2) where cure would take longer, to commence to cure within such ten (10) business days and continue in good faith to cure thereafter to the reasonable satisfaction of the aggrieved party. If the aggrieved party determines at any time that the defaulting party has not made a good faith effort to


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     cure, or if at the expiration of the cure period the breach, non-performance, or violation has not been rectified or cured and so notifies the defaulting party in writing, the termination of the Agreement shall take place ten (10) days from the transmittal of such notice,

     In the event the Program Administrator violates the Company's written underwriting guidelines in APPENDIX A and, after written notice given in accordance with this PARAGRAPH C, the Program Administrator fails to cure the violation, the Company may, in its sole discretion and in addition to the other remedies provided in this PARAGRAPH C, suspend, modify or withdraw the authority of the Program Administrator provided that if such suspension or modification by the Company lasts longer that ten (10) business days or in the event of a withdrawal of authority, at the written election of the Program Administrator, it shall be deemed that the Company has elected to terminate this Agreement under the terms of PARAGRAPH B immediately above.

D. Except as otherwise provided in this Agreement, termination will not affect the rights and obligations of the parties as to transactions, acts, or things done by either party prior to the effective date of termination.

                                      XIII.

                    OWNERSHIP OF RECORDS AND NON-SOLICITATION

The Program Administrator is the sole and exclusive owner of the expirations of the business herein, unless the Agreement has been the subject of an Exception Termination, which takes place more than 9 months, but fewer than 5 years from the effective date of this Agreement, in which case the Program Administrator and the Company have joint ownership of the expirations of the business. In the event that this Agreement is terminated pursuant to an Exception Termination after 5 years from the effective date of this Agreement, the Program Administrator will remain the sole and exclusive owner of the expirations of the business. In the event that this Agreement is terminated for any reason other than insolvency, fraud, willful misconduct, misappropriation, or failure to offer the opportunity for the Company to match as described in SECTION XI.B., then for a period of 12 months from the effective date of termination, the Company will not write any renewals of the Program Administrator's which the Company had written in the prior policy year,

This section shall survive the termination of this Agreement.

                                      XIV.

                                      AUDIT

The Company may inspect or audit the Program Administrator's financial and accounting records that relate solely to this Agreement, for the purpose of verifying compliance with this Agreement. Either during or within seven (7) years after the term of this Agreement,


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the Company may inspect or audit the Program Administrator's records relating to this Agreement for the purpose of verifying coverage under policies or certificates of insurance issued by the Program Administrator for the Company. Such records shall be available during normal business hours within five (5) business days of the Company's written request. Any expenses incurred by the Company as a result of the inspection or audit, including any photocopying expenses, shall be the Company's responsibility.

                                       XV.

                                     NOTICES

The Program Administrator shall promptly send, by certified mail or pre-paid courier, evidences of insurance and all notices required under this Agreement other than claim notices to:

          Darwin Professional Underwriters, Inc.
          9 Farm Springs Road
          Farmington, CT 06032
          Attention: Paul Romano

The Company shall promptly send, by certified mail or pre-paid courier, all notices required under this Agreement other than claim notices to:

          Professional Government Underwriters
          9020 Stony Point Parkway, Suite 455
          Richmond, Virginia 23235
          Attention: Martin Kanipe, President

The Company shall immediately report all claims and losses and turn over all legal papers to:

          Professional Government Underwriters
          9020 Stony Point Parkway, Suite 455
          Richmond, Virginia 23235
          Attention: Martin Kanipe, President

The Program Administrator shall immediately report all claims and losses and turn over all legal papers to:

          Darwin Professional Underwriters, Inc.
          9 Farm Springs Road
          Farmington, CT 06032
          Attention: Julianne Splain

Premium payments will be sent via wire transfer according to instructions provided by the Company.


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                                      XVI.

                          CONFIDENTIALITY AND SECURITY

A. The Company and the Program Administrator will protect the integrity and confidentiality of all information collected, developed or maintained in the course of servicing business under this Agreement, regardless of the form of the information or where the information resides.

B. The Company and the Program Administrator will protect such information and all information processing resources in their respective possession, used in the course of servicing business under this Agreement against damage, loss, unauthorized use, modification or disclosure, whether accidental or intentional.

C. The Company and the Program Administrator agree that information which is treated as confidential by the supplying party for the purpose of this Agreement will be deemed to be confidential by the receiving party unless and until the information is (i) in or becomes part of the public domain other than by disclosure by the receiving party in violation of this Agreement, (ii) demonstrably known to the receiving party previously, (iii) independently developed by the receiving party outside of this Agreement, or (iv) rightfully obtained by the receiving party from third parties who are not under any confidentiality agreement. Notwithstanding anything to the contrary above, either party may disclose the information in response to appropriate governmental requirements or court order, and will provide prompt written notice to the other party if not restricted by the government requirements. The recipient of such written notice may choose to object to the disclosure of such information or may elect to pay the disclosing party the legal costs of resisting disclosure of such information.

D.   This section shall survive the termination of this Agreement.

                                      XVII.

                                  MISCELLANEOUS

AMENDMENT. Except as provided in SECTION III of this Agreement, no modification, amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be mutually agreed upon by the Program Administrator and the Company and shall be in writing and signed by an officer of the Program Administrator and the Company. Such waiver or consent shall be effective only in the specific instance and for the purpose to which given. This Agreement cannot be amended by any subsequent practices or courses of dealing by the parties inconsistent herewith. Provided, however, that underwriting guidelines in APPENDIX A may be amended by the Company upon written notice to the Program Administrator.

NO WAIVER. No failure or delay on the part of the Company in exercising any right., power, or remedy hereunder shall operate as a waiver thereof nor shall any single or


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partial exercise of any such right, power, or remedy preclude any other or further exercise thereof for the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, raid are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Program Administrator, the Company and their respective successors and assigns, except that the Program Administrator may not assign or transfer any of its compensation, rights or obligations under this Agreement without the prior written consent of the Company. Such written consent shall not be unreasonably withheld.

INTEGRATION. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

GOVERNING LAW. The laws of Connecticut shall govern till matters concerning the validity, performance, and interpretation of this Agreement without giving effect to conflicts of law principles.

SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other Jurisdiction.

PRIOR AGREEMENTS. This Agreement supersedes any prior agreement between the Company and the Program Administrator, or their predecessors, relating to the kinds of business written and applicable to this Agreement.

COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

HEADINGS. The headings in the Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


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IN WITNESS WHEREOF, THE PARTIES HERETO HAVE DULY EXECUTED THIS AGREEMENT.

DARWIN PROFESSIONAL UNDERWRITERS, INC    PROFESSIONAL GOVERNMENT UNDERWRITERS


By: /s/ Stephen Sills                    By: /s/ Martin H. Kanipe, Jr.
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 Stephen Sills, CEO                       Martin H. Kanipe, Jr.
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Print Name and Title                     Print Name and Title
 February 14, 2006                        January 19, 2006
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Date                                     Date


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